Exhibit 99.1

Fifth Street Asset Management Completes Asset Sale To Oaktree

GREENWICH, CT, Oct. 17, 2017 – Fifth Street Asset Management (NASDAQ: FSAM) (“FSAM”) today announced that it has completed its previously disclosed transaction with Oaktree Capital Management, L.P. (“Oaktree”), an affiliate of Oaktree Capital Group, LLC (NYSE: OAK), whereby Oaktree has become the new investment adviser to two Business Development Companies (“BDCs”): Oaktree Specialty Lending Corporation (NASDAQ: OCSL), previously Fifth Street Finance Corp. (NASDAQ: FSC); and Oaktree Strategic Income Corporation (NASDAQ: OCSI), previously Fifth Street Senior Floating Rate Corp. (NASDAQ: FSFR).

“On behalf of the Fifth Street Board of Directors, and for me personally, I want to thank everyone who played a role in the formation, development, support and now transition of our company and BDCs,” said Leonard M. Tannenbaum, FSAM’s Chairman and Chief Executive Officer. “I am more confident than ever that now is the right time to take this step and that Oaktree’s expertise and long-term investment approach should provide enhanced returns for the BDC shareholders going forward.”

Under the terms of the agreement, Oaktree paid gross cash consideration of $320 million in cash to Fifth Street Management LLC (“FSM”), an affiliate of FSAM. FSM ceased to be the investment adviser for FSC and FSFR upon the closing of the transaction and FSC and FSFR will trade under the symbols OCSL and OCSI, respectively.

The FSAM Board of Directors will continue to work to maximize stockholder interests with a goal of returning value to our stockholders. FSAM intends to update stockholders regarding future decisions of the FSAM Board in the near term.

Morgan Stanley & Co. LLC served as financial advisor to FSAM, Houlihan Lokey served as financial advisor to the Special Committee of FSAM’s Board of Directors and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to FSAM and the Special Committee of FSAM’s Board of Directors.

About Fifth Street Asset Management

Prior to the closing of the asset sale to Oaktree, Fifth Street Asset Management Inc. (NASDAQ:FSAM) was a nationally recognized credit-focused asset manager. The firm managed two publicly traded business development companies, Fifth Street Finance Corp. and Fifth Street Senior Floating Rate Corp. The Fifth Street platform provided innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With a nearly 20-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street was led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform have allowed the firm to surpass $10 billion of loan commitments since inception. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

Some of the statements in this press release may include, and certain oral statements made by our representatives from time to time may include, forward-looking statements that reflect current views with respect to future events and financial performance. Statements that include the words “should,” “expect,” “will,” “intend” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release or similar oral statements for purposes of the U.S. federal securities laws or otherwise, although not all forward-looking statements include such words. Such statements are “forward looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, and involve assumptions, risks and uncertainties, all of which can change over time. Actual results could differ materially from those expressed or implied in these forward-looking statements for any reason.  Such factors are identified from time to time in FSAM’s filings with the SEC and include changes in the economy and the financial markets and future changes in laws or regulations, competitive conditions in the asset management industry and conditions in FSAM’s operating areas.  Additional risks and uncertainties specific to FSAM include (a) that FSAM has limited to no revenue generating operations, (b) that future dividends and distributions of proceeds relating to the transaction with Oaktree to FSAM Class A stockholders must be declared by the FSAM Board, subject to applicable law, and could be subject to the FSAM Board determining to approve and seek stockholder approval of a plan of dissolution with the Secretary of State of Delaware, (c) that any amounts distributed to FSAM Class A stockholders may not be reflective of the price at which any investor has purchased, or may purchase, shares of FSAM Class A common stock, (d) that ongoing operational costs at FSAM and its subsidiaries and, if applicable, potential wind-down costs, may impact amounts that may be available for distribution by FSAM to its Class A stockholders, (e) the negative effects of the consummation of the transactions contemplated by the asset purchase agreement on the trading volume and market price of FSAM’s Class A common stock and (f) that FSAM may undertake one or more transactions designed to reduce the costs associated with being a public company. FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Robyn Friedman, Executive Director, Head of Investor Relations

(203) 681-3720

ir@fifthstreetfinance.com